Exhibit 10.2

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (“Agreement”) is entered into as of the date set forth on the signature page (the “Effective Date”), between Faze Clan Inc. a Delaware corporation, together with any of its successors or assigns (collectively, “Company”), and the contractor identified on the signature page hereto (“Contractor”).

1. SERVICES

1.1 Statements of Work. From time to time, Company and Contractor may execute one or more statements of work, substantially in the form attached hereto as Exhibit A, that describe the specific services to be performed by Contractor (as executed, a “Statement of Work”). Each Statement of Work will expressly refer to this Agreement, will form a part of this Agreement, and will be subject to the terms and conditions contained herein. A Statement of Work may be amended only by written agreement of the parties.

1.2 Performance of Services. Contractor will perform the services described in each Statement of Work (the “Services”) and shall deliver to Company the deliverables, designs, products, documentation and other materials specified in the Statement of Work (individually or collectively, “Deliverables”), in a prompt, diligent and workmanlike manner, at a level of proficiency to be expected of a contractor with the background and experience that Contractor has represented it has, and all in accordance with the terms, conditions and schedules set forth in each such Statement of Work and this Agreement. In addition, Contractor shall provide Contractor’s own tools, instruments and equipment and place of performing the Services, unless otherwise agreed.

2. PAYMENT

2.1 Fees. As Contractor’s sole compensation for the performance of Services, Company will pay Contractor the fees specified in each Statement of Work in accordance with the terms set forth therein. Without limiting the generality of the foregoing Contractor acknowledges and agrees that, if specified in the Statement of Work, Company’s payment obligation will be expressly subject to Contractor’s completion or achievement of certain milestones to Company’s reasonable satisfaction.

2.2 Expenses. Unless otherwise explicitly provided in the Statement of Work, Company will not reimburse Contractor for any out-of-pocket travel, lodging or related expenses incurred by Contractor in connection with Contractor’s performance of Services. If the Statement of Work explicitly provides for any such expenses to be reimbursed by the Company, it shall nevertheless be a condition to such reimbursement that all expenses that exceed $500 be pre-approved in writing by the Company. As a condition for reimbursement, Contractor will furnish Company with copies of receipts and other customary documentation for any expenses for which Contractor requests reimbursement hereunder.

2.3 Payment Terms. All fees and other amounts set forth in the Statement of Work, if any, are stated in and are payable in U.S. dollars. Unless otherwise provided in a Statement of Work, Contractor will invoice Company on a monthly basis for all fees and expenses payable to Contractor. Company will pay the full amount of each such invoice within thirty (30) days following receipt thereof, except for any amounts that Company disputes in good faith. The parties will use their respective commercially reasonable efforts to promptly resolve any such payment disputes.

3. RELATIONSHIP OF THE PARTIES

3.1 Independent Contractor. Contractor is an independent contractor and nothing in this Agreement will be construed as establishing an employment or agency relationship between Company and Contractor. Contractor has no authority to bind Company by contract or otherwise. Contractor will perform Services under the general direction of Company, but Contractor will determine, in Contractor’s sole discretion, the manner and means by which Services are accomplished, subject to the requirement that Contractor will at all times comply with applicable law. Contractor agrees not to contest Contractor’s designation as an independent contractor.

3.2 Taxes and Employee Benefits. Contractor will report to all applicable government agencies as income all compensation received by Contractor pursuant to this Agreement. Contractor will be solely responsible for payment of all withholding taxes, social security, workers’ compensation, unemployment and disability insurance or similar items required by any government agency. Contractor will not be entitled to any benefits paid or made available by Company to its employees, including, without limitation, any vacation or illness payments, or to participate in any plans, arrangements or distributions made by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits. Contractor will indemnify and hold Company harmless from and against all damages, liabilities, losses, penalties, fines, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Contractor pursuant to this Agreement.

3.3 Liability Insurance. Contractor acknowledges that Company will not carry any liability insurance on behalf of Contractor. Contractor will maintain in force adequate liability insurance to protect Contractor from claims of personal injury (or death) or tangible or intangible property damage (including loss of use) that arise out of any act or omission of Contractor.

4. CONFIDENTIAL INFORMATION. For purposes of this agreement, “Confidential Information” means any trade secrets and confidential information involving the operations of the company which derive economic value, actual or potential, from not being generally known to, and not readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use including, without limitation: (i) any information, materials or knowledge regarding company and its business, financial condition, products, services, programming techniques, customers, suppliers, technology or research and development that is disclosed to Contractor or to which Contractor has access in connection with performing services; (ii) the Contractor work product; (iii) the terms and conditions of this agreement; (iv) any information that is marked “confidential” or in some comparable manner; and (v) any information that is otherwise confidential or proprietary information. Confidential Information will not include any information that: (a) is or becomes part of the public domain through no fault of Contractor; (b) was rightfully in Contractor’s possession at the time of disclosure, without restriction as to use or disclosure; or (c) Contractor rightfully receives from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure.

At all times, both during Contractor’s engagement by Company as an independent contractor and after its termination, and to the fullest extent permitted by law, Contractor agrees to hold all Confidential Information in strict confidence, not to use it in any way, commercially or otherwise, except in performing services, and not to disclose it to others. Contractor further agrees to take all actions reasonably necessary to protect the confidentiality of all Confidential Information. Nothing in this section 5 or otherwise in this agreement shall limit or restrict in any way Contractor’s immunity from liability for disclosing Company’s trade secrets as specifically permitted by 18 U.S. code section 1833, which provide as follows:

Immunity from liability for confidential disclosure of a trade secret to the government or in a court filing. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made, (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Use of trade secret information in anti-retaliation lawsuit. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

5. WARRANTIES

5.1 No Pre-existing Obligations. Contractor represents and warrants that Contractor has no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or commitments) that would be in conflict or inconsistent with or that would hinder Contractor’s performance of its obligations under this

Agreement.

5.2 Performance Standard. Contractor represents and warrants that Services will be performed in a thorough and professional manner, consistent with high professional and industry standards by individuals with the requisite training, background, experience, technical knowledge and skills to perform Services.

5.3 Non-Solicitation of Personnel and Customers/Partners. During the term of this Agreement and for a period of two (2) years thereafter, Contractor will not directly or indirectly (based on a commercially reasonable standard)solicit the services of any Company employee or independent contractor, Consultant, customer or partner for Contractor’s own benefit or for the benefit of any other person or entity affiliated with Contractor.

6. INDEMNITY. Contractor will defend, indemnify and hold company harmless from and against all claims, damages, liabilities, losses, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or resulting from:

(a) any action by a third party against Company that is based on a claim that any Services performed under this Agreement, or the results of such Services, or Contractor’s use thereof, infringe, misappropriate or violate such third party’s Intellectual Property Rights; and

(b) any action by a third party against Company that is based on any act or omission of Contractor and that results in: (i) personal injury (or death) or tangible or intangible property damage (including loss of use); or (ii) the violation of any statute, ordinance, or regulation.

7. TERM AND TERMINATION

7.1 Term. This Agreement will commence on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, will remain in force and effect for as long as Contractor is performing Services pursuant to a Statement of Work.

7.2 Termination for Breach. Either party may terminate this Agreement (including all Statements of Work) if the other party breaches any material term of this Agreement and fails to cure such breach within thirty (30) days following written notice thereof from the non-breaching party.

7.3 Termination for Non-Material Breach. Company may terminate this Agreement (including all Statements of Work) if the other party breaches any non-material term of this Agreement and fails to cure such breach within seventy-two (72) hours following written notice thereof from the non-breaching party.

7.4 Effect of Termination. Upon the expiration or termination of this Agreement for any reason, Company will pay Contractor any accrued but unpaid fees due and payable to Contractor pursuant to Section 2.

7.5 Survival. The rights and obligations of the parties under Sections 2, 3.2, 3.3, 4, 5.3, 6, 7.4, 7.5, 8, 9 and 10 will survive the expiration or termination of this Agreement.

8. LIMITATION OF LIABILITY. IN NO EVENT WILL COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

9. NON-DISPARAGEMENT. Contractor will not make public, or cause to be made public, any statements, observations, or opinions, or communicate any information (whether oral or written), that disparages or is likely in any way to harm the reputation of the company, its officers, employees, customers, users and/or business partners.

10. GENERAL

10.1 Assignment. Contractor may not assign or transfer this Agreement, in whole or in part, without Company’s express prior written consent. Any attempt to assign this Agreement, without such consent, will be void. Subject to the foregoing, this Agreement will bind and benefit the parties and their respective successors and assigns.

10.2 No Election of Remedies. Except as expressly set forth in this Agreement, the exercise by Company of any of its remedies under this Agreement will not be deemed an election of remedies and will

FaZe Clan Inc.

Independent Contractor Agreement

be without prejudice to its other remedies under this Agreement or available at law or in equity or otherwise.

10.3 Attorneys’ Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys’ fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

10.4 Governing Law and Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding its body of law controlling conflict of laws. Any dispute, claim or controversy arising out of or relating to this Agreement or the interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined exclusively by mandatory, binding, and confidential arbitration in Los Angeles, California before one arbitrator, administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration which will be brought exclusively in the federal or state courts located in California and the parties irrevocably consent to the personal jurisdiction and venue therein.

10.5 Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement, and will be deemed given: (i) when delivered personally; (ii) one (1) business day after deposit with a nationally-recognized express courier, with written confirmation of receipt; or (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All such notices will be sent to the addresses set forth below or to such other address as may be specified by either party to the other party in accordance with this Section.

10.6 Class Action, Collective Action and Representative Action Waiver. Because the parties intend to resolve any particular dispute as quickly as possible, the Arbitrator shall not have the authority to consolidate the claims of other contractors and employees into a single proceeding, to fashion a proceeding as a class, collective, or representative action, or to award relief to a class or group of contractors and employees. All claims covered by this Agreement are intended to be brought and resolved on an individual basis. Both you and the Company are waiving any right to bring claims as class, collective, or representative actions.

10.7 Jury Trial. Each party hereto knowingly, voluntarily and intentionally hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement.

10.8 Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

10.9 Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

10.10 Entire Agreement. No term of any Statement of Work will be deemed to amend the terms of this Agreement unless the

Statement of Work references a specific provision in this Agreement and provides that the Statement of Work is amending only that specific provision of this Agreement and only with respect to Services performed pursuant to such Statement of Work. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto. This Agreement, together with all Statements of Work, constitutes the complete and exclusive understanding and agreement of the parties with respect to its subject matter and supersedes all prior understandings and agreements, whether written or oral, except those specifically set forth and described on Exhibit A.

10.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A signature transmitted by facsimile or in a PDF file shall have the same effect as an original signature. Each Party represents and warrants that the representatives signing this Agreement on its behalf has all right and authority to bind and commit that Party to the terms and conditions of this Agreement.

FaZe Clan Inc.

Independent Contractor Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set below.

FAZE CLAN INC.		KAI HENRY
BY:	/s/ Lee Trink	BY:	/s/ Kainoa Henry

NAME:	Lee Trink	NAME:	Kainoa Henry
TITLE:	CEO	TITLE:	N/A
ADDRESS 720 N. CAHUENGA BLVD.		DATE:	11/21/2022
LOS ANGELES, CALIFORNIA 90028		ADDRESS:

EXHIBIT A

STATEMENT OF WORK

NAME: KAI HENRY

This Statement of Work Number 1 is issued under and subject to all of the terms and conditions of the Independent Contractor Agreement (the “Agreement”).

1.

Term. Contractor shall be retained as an independent contractor to perform the services under the Agreement and this Statement of Work for a period of six (6) months after the Effective Date (subject to extension or revision upon mutual agreement of the parties), except in the case of section 7.2 of the Agreement (Termination for breach by Contractor). Pursuant to Section 7.2 of the Agreement, Company has the right to terminate the Agreement for breach, in which case Company shall have no obligation to pay the remaining balance of Contractor’s fee. Pursuant to Section 7.3 of the Agreement, the Company has the right to terminate the Agreement for convenience prior to the expiration of the six month term; should Company exercise that right, Company will pay Contractor the remaining unpaid portion of his fee.

2.	Description of Services

For a period of six (6) months from the date of the Agreement, Contractor shall perform the following services for Company:

Ensure success of the Web 3 Initial Drop through the following deliverables:

Web 3 Iniital Drop:

•	Securing and execution of “Behind the Mint” program for paid mint with nft now
•

Creation and execution of marketing/promotion plan for free mint and paid mint including targeted communities, creators, projects, publications, suggested whitelist or list of wallets for airdrop by 11/18

•	Guaranteed support/endorsement of the free mint and paid mint on personal social media and at speaking engagements and/or press opportunities (until launch of paid mint)
•	Availability to web3 team for free mint and paid mint (until launch of paid mint)
•	In person attendance to FaZe Forever event space and activations daily at The Gateway from 11/29 - 12/3
•	Curation of Art Basel web3 free mint launch dinner (including securing 30 web3 tastemakers to attend, coordination of event logistics and planning) - Targeted timing: 11/30 - 12/2
•	Securing of panel moderator and 2 speakers for Tuesday’s panel at The Gateway by 11/15
•	Paid mint final deliverables (notes and input on creative of assets of cartridge and console and affinity program breakdown for rewards/benefits to be assigned to each paid console category) by 11/22

It is understood that Contractor, who was formerly an executive employee of the Company, is no longer such an executive employee and is no longer an employee of the Company. Contractor will perform his duties under the Agreement and this Statement of Work solely in his capacity as independent contractor. As such, he will not have or attempt to exert executive or supervisory authority over employees of the Company and will not interfere in employees’ performance of their duties, and will not communicate with clients, vendors, sponsors or others having business relationships with the Company regarding matters which would reasonably viewed to be in conflict with the Company’s interests or Contractor’s obligations under this Agreement. Contractor also acknowledges that as an independent contractor he has no decision making power over critical business decision making by the Company, though he is free to offer non-binding suggestions where appropriate. Contractor shall not attempt to countermand or criticize decisions made by the

Company’s existing executive team.

During the Term, Contractor shall not perform any services for any competitor of the Company. Contractor will not “double dip” and get paid by any person doing business with the Company for any specific project under which Contractor is paid under this Agreement. Pursuant to the Agreement, all work generated by the Company with assistance of Contractor belongs solely to Company, and Contractor will not attempt to earn any compensation with respect to the same beyond the payments referred to Section 2 below.

2. Payment Terms

Fee of $35,000 per month with first three (3) months paid upon execution of this Agreement.

Five percent (5.0%) of the actual revenue earned and actually received by Company from the Web 3 drop, net of all costs and expenses incurred by Company in generating the same.

Two percent (2.0%) of the actual remaining revenue received by Company on the existing Moonpay contract within ten (10) days of receipt. Consultant has been paid the applicable commission on such contract for monies received as of the date of this Agreement.

Initials:	LT	(Company)

	KH	(Contractor)

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